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                                                                       EXHIBIT 5


                              BASS, BERRY & SIMS
                               ATTORNEYS AT LAW

                          2700 FIRST AMERICAN CENTER
                       NASHVILLE, TENNESSEE  37238-2700
                           TELEPHONE (615) 742-6200
                          TELECOPIER (615) 742-6293

                                June 27, 1995


Thomas Nelson, Inc.
Nelson Place at Elm Hill Pike
Nashville, TN  37214-1000

         Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on June 27, 1995, covering 2,875,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of Thomas Nelson, Inc. (the "Company") to be sold by the Company to
(i) certain United States underwriters represented by PaineWebber Incorporated, Merrill Lynch & Co. and J.C. Bradford & Co. and (ii) certain international underwriters represented by PaineWebber International (U.K.) Ltd., Merrill Lynch International Limited and J.C. Bradford & Co. (collectively, the "Underwriters") for public distribution pursuant to the U.S and International Underwriting Agreements between the Company and the Underwriters to be filed as an exhibit to the Registration Statement.

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), will be validly issued, fully paid, and nonassessable.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,


                                        /s/ Bass, Berry & Sims